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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this report on Form 8-K of Boston Properties, Inc. dated December 16, 1997 of our report dated November 20, 1997 on our audit of the Statement of Revenue Over Certain Operating Expenses of the Mulligan/Griffin Portfolio.

Boston, Massachusetts                          /s/ Coopers & Lybrand L.L.P.
December 16, 1997